By-law No. 1 of Brocker Investments Ltd. (the "Corporation") be and is hereby amended by the following immediately after Section 4.02 of the said By-law:


                              AMENDMENT TO BY-LAWS


"4.02A Additional Directors

       If the Articles, so provide, the directors may, between annual meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual meeting of shareholders, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation."

APPROVED BY THE BOARD OF DIRECTORS this 9 day of September, 1998.


                                                                /s/ [ILLEGIBLE]
                                                                ----------------
                                                                Signature


RATIFIED BY THE SHAREHOLDERS OF THE CORPORATION this 23 day of October, 1998.


                                                                /s/ [ILLEGIBLE]
                                                                ----------------
                                                                Signature




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